unity wireless

101 - 1520 Rand Avenue
Vancouver, B.C. Canada V6P 3G2

VIA FAX (480) 502-1216

September 1, 2000

Mr. James Hill
Traffic Safety Products Inc.

Dear Jim:

Re: Sale of Sonem Business

    Further to our recent discussions culminating on today's date, this letter is written for the purpose of setting out a framework upon which it is anticipated a formal agreement will be negotiated. It is anticipated that the formal agreement will be negotiated as soon as possible after the execution and delivery of this letter.

    The parties have agreed in principle to the following:

1.
For the purposes of this letter, the following terms shall have the following meanings:

a.
"Assets" means all of the assets of Unity used in its traffic preemption business, except as may be specifically excluded herein, including, without limitation:

(i)
all raw materials and finished goods Sonem inventory, including sufficient raw materials to build detectors for a minimum of 100 units of the same configuration as will be shipped to fulfill the Canton order;

(ii)
customer lists and currently available marketing material; and

(iii)
assignment of existing distribution contracts and purchase orders;

b.
"detector" means an assembly made with the Atlas 8 ohm speaker;

c.
"Hill" means Jim Hill;

d.
"LLC" means a limited liability company to be organized under the laws of the State of Arizona and of which TSP, prior to closing, shall be the sole member.

e.
"Transition Phase" means the period commencing with the closing date and terminating on the date of product acceptance by the City of Canton;

f.
"TSP" means a sub-chapter S Arizona corporation incorporated by Jim Hill;

g.
"unit" means a traffic preemption installation, including phase selector, at a traffic intersection; and

h.
"Unity" means Unity Wireless Systems Corporation.

2.
Unity will sell the Assets to LLC and LLC will buy the Assets from Unity, for a purchase price equal to the aggregate of the following:

a.
An undiluted thirty seven percent (37%) membership interest in LLC; and

b.
$2,000,000, subject to adjustment under ss. 7 and 9.

3.
Unity's membership interest shall be subject to a 25% undiluted pre-IPO interest in LLC if LLC, or an entity into which LLC is converted, goes public.

4.
The amount referred to in s. 2(b) shall be payable through a royalty, commencing on the closing date and payable quarterly, equal to 10% of the gross profit of LLC for the relevant quarter. If this amount has not been paid in full on the date LLC goes public, the balance of the amount still owing shall be convertible into an IPO interest of LLC, or IPO stock of an entity into which LLC may be converted, at a 20% discount.

5.
Notwithstanding any other provision of this letter, Hill shall have the power to vote 12% of the LLC membership interest owned by Unity until such time as LLC goes public, regardless of any dilution.

6.
LLC will use its best efforts to remedy all legitimate warranty claims for Unity products installed before closing and to keep the costs of remedying such claims as low as reasonably possible.

7.
Unity shall be responsible for the first $100,000 of costs in connection with the remedying of legitimate warranty claims for Unity products installed before closing and shall fund such costs by the payment of $100,000 to LLC on closing. LLC shall be responsible for costs related to legitimate warranty work in excess of $100,000, provided however that Unity shall pay such costs to LLC within thirty (30) days of LLC submitting an invoice to Unity for such costs. Any amount in excess of the initial $100,000 paid by Unity hereunder shall be added to the $2,000,000 payable under s. 2(b).

    Upon reasonable demand, LLC shall provide an accounting in writing of costs invoiced to Unity under this section.

8.
Unity will support LLC during the Transition Phase in every reasonable way possible by assisting with customers and distributors and providing technical support, including the following:

a.
Unity will use best efforts to fix the serial port communication errors that can hang the system when the GUI is connected;

b.
Unity will support John Sloan with information as he assumes responsibility for the detection and preempt processing software (firmware); and

c.
Unity will cause John Mele to support LLC's manufacturing efforts during the building of the first 100 units.

9.
LLC will require support from Unity in addition to the support set out in s. 9 in order to make early commitments during the Transition Phase. Support will be provided by sources outside of Unity and LLC and Unity shall pay all expenses related to such support, to a maximum of $40,000, within ten (10) days of the receipt of any invoice from LLC. Such amount paid by Unity will be added to the $2,000,000 payable by LLC under s. 2(b). There will be no charges from Unity to LLC for any support provided by Unity staff during the Transition Phase.

10.
Upon the expiration of the Transition Phase, Unity will provide ongoing technical and development support on a time and materials basis.

11.
The Assets to be transferred under this letter do not include any Sonem designs, patents, software or other related intellectual property. Such intellectual property shall be licensed to LLC on an exclusive basis for a 20 year term, subject to transfer of ownership to LLC upon the earlier to occur of the payment of the royalty under s. 2(b) or LLC going public. Notwithstanding the foregoing, LLC shall own all rights to any modifications, improvements or changes to such intellectual property which have been made by LLC after closing.

12.
LLC will secure confirmation in writing from the distributor for the sale to the City of Canton, Ohio that he will accept the transfer to LLC of his purchase order for 39 units, for fulfilment and warranting by LLC rather than Unity.

13.
Unity will be solely responsible for obtaining any necessary consents to the assignment of purchase orders existing at the closing, with the exception of the Canton, Ohio purchase order, to be handled by LLC as provided in s. 12 and Unity will execute and deliver written assignments of all applicable purchase orders on closing.

14.
The sale of the Assets includes a transfer of the goodwill of the traffic preemption business of Unity, together with the right of LLC to represent itself as carrying on the business in continuation of and in succession to Unity and the right to use any words indicating that the business is so carried on including the right to use the name "Sonem" or "Sonem 2000" or any variation thereof and all lists of customers, documents, records, correspondence and other information related to the business. At the option of Unity, LLC shall reconvey to Unity this goodwill and all licences respecting intellectual property of Unity being licensed under this letter shall terminate, upon the occurrence of any of the following:

  a.
  the bankruptcy or insolvency of LLC;

  b.
  the failure of LLC to ship 50 units and to have secured purchase orders for 100 units within 12 months of the closing date; or

  c.
  the failure of LLC to remedy any material default under the formal asset purchase agreement to be signed by LLC and Unity, within 30 days of written notice of such default.

15.
All dollar amounts in this letter are in U.S. dollars.

16.
This letter of intent and all resulting agreements shall be subject to and construed in accordance with the laws of Arizona.

17.
Unity will maintain or obtain, as the case may be, product liability insurance in an amount not less than $5,000,000 and shall name LLC as an additional insured under the relevant policy.

18.
Unity will indemnify and hold LLC harmless from and against any and all claims relating to events occurring before closing.

19.
The prevailing party in any litigation, arbitration or other proceedings arising out of this letter or any agreement arising therefrom shall be reimbursed by the other party for all costs and expenses incurred in such proceedings, including reasonable attorneys' fees.

    I trust the foregoing more or less reflects our discussions.

    Please acknowledge agreement in principle by signing below where indicated and returning this letter to me by fax at (604) 267-2701.

Yours truly,

Tom Dodd
President

ACKNOWLEDGED AND AGREED TO:

TRAFFIC SAFETY PRODUCTS INC.

Authorized Signatory

Unity Wireless Systems Corporation
1.800.33.SONIC
Tel. 604.267.2700  Fax 604.267.2701
E-mail: info@unitywireless.com http://www.unitywireless.com